AGREEMENT

     This agreement is made and entered into to be effective on the 1st day of January, 1997, by and between US Amateur Sports, Inc. (USAS) of Palm Beach Gardens, Florida and High School Football All American Bowl, Inc. (FAAB) of 17 South Halstead Street, Allentown, Pennsylvania 18103.

      WHEREAS, FAAB, which established the All American Bowl, which was first presented in Allentown, Pennsylvania in 1994, and all of its stockholders desire to sell, assign, convey and grant to USAS the ownership of any and all rights and titles appertaining thereto, of the corporate name, "High School Football All American Bowl, Inc.", and its tradename, "All American Bowl".

     WHEREAS, USAS desires to obtain the entire rights of exclusive ownership to the names "High School Football All American Bowl, Inc." and "All American Bowl."

     Therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1)FAAB will sell, assign, convey and grant to USAS any and all rights of ownership of and titles to its name "High School Football All American Bowl, Inc." and the "All American Bowl" including the right to conduct the event, the right to receive any and all revenues from the event, including any and all revenues derived from promotion and advertising of the event, the right to determine all disbursements to be made in connection with the event, and the right to own and use all trade names and logos associated with the event.

      2)USAS will compensate FAAB through the transfer of 100,000 shares of USAS common stock, such stock to be held in the name of FAAB without any further distribution to the stockholders of FAAB until the completion of the second presentation of the "All American Bowl" (i.e. in 1997, with 1994 being the first presentation). FAAB acknowledges and agrees that such stock shall be subject to the restrictions set forth in the Securities and Exchange Commission (SEC) Rule 144. FAAB will execute documents transferring any and all rights to use of its corporate name, "High School Football All American Bowl, Inc.", and the "All American Bowl", and other assignment documents which convey to USAS any and all rights to conduct the bowl events. FAAB shall also at the closing present an executed copy of an amendment to its Articles of Incorporation changing its name to any name which may be agreed to by USAS.

     3) As additional compensation, FAAB will receive 20% of any "Net
Profits" earned in connection with the second presentation of the 1997 All American Bowl. For purposes of this agreement, "Net Profits" shall mean all gross revenues received by USAS from any source arising from the second All American Bowl, including the promotion and advertising of the second All American Bow1, gate proceeds from attendance of the event, and income realized from the use of the 1997 All American Bowl trade name or logo, and concession revenue, less all expenses incurred by USAS in connection with the foregoing, as determined by generally accepted accounting principles. Gross revenues shall include revenues received from any electronic broadcast of the event on the date of the event, and until one year after the event for re-runs or delayed broadcasts.

      4)If USAS chooses not to present the second edition of the "All American Bowl", USAS shall be deemed to have abandoned its rights to the "All American Bowl", In such case, FAAB reserves the right to return on or before

December 31, 1997 all USAS common stock and reclaim all rights of ownership to the All American Bowl. At the same time, USAS shall reassign all the rights previously assigned by FAAB to USAS regarding the names "High School Football All American Bowl, Inc." and the "All American Bowl".

      5)If, at any time, any circumstances beyond the control of USAS, including actions by the National Collegiate Athletic Association ("NCAA"), prevent the presentation of the second edition of the All American Bowl in 1997, then USAS reserves the right to transfer the ownership of the Bowl to FAAB, and the USAS common stock given as compensation for such rights of ownership shall be returned by FAAB to USAS. At the same time, USAS shall reassign all the rights previously assigned by FAAB to USAS regarding the names "High School Football All American Bowl, Inc." and the "All American Bowl".

      6)This agreement may be amended in writing by the mutual agreement of the parties.

      7)The authorized and issued capital stock of FAAB consists solely of One Hundred Thousand (100,000) total shares of common stock; no other shares of common stock of FAAB are outstanding. All of the issued and outstanding shares of common stock owned by the parties listed on Exhibit "A" are validly authorized and issued and are fully paid and nonassessable. There are no outstanding rights of any kind to acquire any shares of FAAB common stock or assets of FAAB. FAAB hereby makes the following representations each of which are true and correct on the date hereof relating to the title to ownership of its corporate name "High School Football All American Bowl, Inc," and the "All American Bowl" and including rights to conduct the event, the right to receive all revenues derived from promotion and advertising of the event, a right to determine disbursements made in connection with the event and the rights of ownership and control of all trade names including its corporate name "High School Football All American Bowl, Inc." and the tradename "All American Bowl" and logos associated with the event, and the authority to enter into this transaction. Each representation and warranty shall survive the closing hereof and the sale contemplated hereby and each shall be deemed to be independently material and re1ied upon by USAS regardless of any investigation made by or information known to USAS.

      (a)FAAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. FAAB has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

      (b)FAAB has full authority to enter into and perform its obligations under this Agreement and each other agreement to which it will be a party, and neither the execution, delivery nor performance by FAAB of this Agreement or any such other agreement will result in a violation or breach of any term or provision nor constitute a default under any contract or agreement to which FAAB is a party or by which FAAB is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

      (c)FAAB has the exclusive rights of ownership to its corporate name "High School Football All American Bowl, Inc." and to the tradename of "All American Bowl" including the rights to conduct the event, the rights to receive all revenues derived from promotion and advertising of the event, the right to determine all disbursements made in connection with the event, and the right to use any and all trade names including the All American Bowl, and logos associated with the event, and such property and rights are all free from all liens, security agreements, encumbrances, claims, demands or charges of every kind.

      (d)The execution and delivery of this Agreement has been duly authorized and approved by Shareholders and the Board of Directors of FAAB by unanimous consent dated as of November 7, 1996. A certified copy of the consents giving said authorizations and approval have been made available to the parties hereto and said authorizations and approvals have not been altered, amended or revoked. Pursuant to such authorizations and approvals, FAAB has full power and authority to enter into this agreement and to perform its obligations hereunder. Neither the execution, delivery nor performance of this Agreement by FAAB will conflict with any provision of the Articles of Incorporation or Bylaws of FAAB or violate any order, writ, injunction or decree of any court, administrative agency or governmental body or the terms of any agreement, covenant or contract.

      (e)FAAB has One Hundred Thousand (100,000) total shares of common stock with a par value of $.0001 authorized to be issued. The outstanding capital stock of FAAB consists solely of One Hundred Thousand (100,000) shares of common stock. No other shares of common stock of FAAB are outstanding. All of the issued and outstanding shares of common stock are validly authorized and issued and are fully paid and nonassessable.

      8)USAS hereby makes the following representations and warranties, each of which is true and correct on the date hereof and each of which will survive the Closing Date and the sales contemplated hereby:

      (a)USAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. USAS has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

      (b)The execution and delivery of this Agreement has been duly authorized and approved by the Board of Directors of USAS by unanimous consent dated as of November 7, 1996. A certified copy of the consents giving said authorizations and approval have been made available to the parties hereto and said authorizations and approvals have not been altered, amended or revoked. Pursuant to such authorizations and approvals, USAS has full power and authority to enter into this agreement and to perform its obligations hereunder. Neither the execution, delivery nor performance of this Agreement by USAS will conflict with any provision of the Articles of Incorporation or Bylaws of USAS or violate any order, writ, injunction or decree of any court, administrative agency or governmental body or the terms of any agreement, covenant or contract.

     (c) USAS has Fifty Million (50,000,000) total shares of common stock with a par value of $.00001 authorized to be issued. The outstanding capital stock of USAS consists solely of Six Million (6,000,000) shares of common stock. No other shares of common stock of USAS are outstanding. All of the issued and outstanding shares of common stock are validly authorized and issued and are fully paid and nonassessable. However, USAS has filed a registration statement with the SEC on its Form SB-l for the initial public offering of One Million Five Hundred Thousand (1,500,000) shares of its common stock, with 50 shares per unit, and at a price of $300.00 per unit, which will cause the total outstanding shares to be not more than 7,500,000 shares.

      9)The obligations of FAAB to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of FAAB to waive any one or more of such conditions:

      (a)USAS has delivered at the Closing Date a Certificate of Good Standing issued by the Secretary of the State of Florida.

     (b) The representations and warranties of USAS contained in this Agreement and in the exhibits and schedules hereto shall be true and correct in all respects on the date hereof and on the closing Date (except for changes expressly permitted hereunder).

      10)The obligations of USAS to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of USAS to waive any one or more of such conditions:

      (a)The representations and warranties of FAAB contained ln this Agreement and in the exhibits and schedules hereof shall be true and correct in all respects on the date hereof and on the Closing Date (except for changes expressly permitted hereunder).

      (b)FAAB shall have duly performed or complied with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to the Closing Date.

      (c)No suit, action or other proceeding or investigation shall be threatened or pending before or by any court or governmental agency concerning this Agreement or the consummation of the transaction contemplated hereby, or in connection with any material claim against FAAB, not disclosed by the Exhibits or Schedules hereto. No governmental agency shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to FAAB, USAS, or any officer, director, employee or agent of any of them.

      (d)USAS shall receive from FAAB on the Closing Date appropriate documents, in form acceptable to USAS, conveying to USAS good and valid title to the assets of FAAB as of the Closing Date.

      (e)Dale Dougherty shall have executed and delivered personal concerting agreements in the form of Exhibit "B" ("Independent contractor Service Agreement") with USAS and such agreements shall be in full force and effect as of the Closing Date.

     (f) USAS shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence tho fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

      11)Subject to the conditions hereinafter set forth, FAAB shall indemnify and hold harmless USAS against any loss, actions, assessments, liabilities, damage or expense (including but not limited to reasonable attorneys' fees and costs incurred in trial and appellate proceedings, interest and penalties asserted against or imposed upon or incurred by USAS and including costs and attorney's fees in any appellate proceedings) caused by or arising out of (i) any breach of a representation, covenant, warranty or agreement made by FAAB contained in this Agreement or made ln connection with the transaction contemplated by this Agreement and all related exhibits or documents, or (ii) any breach of warranty, including any breach of warranty made by FAAB herein in any Exhibit or Schedule attached or to be delivered pursuant hereto or in any certificate or other instrument delivered by or on behalf of FAAB pursuant hereto. USAS shall have the right of set-off against any amounts or payments due or to become due under this Agreement or in any other outside agreements, and USAS shall maintain all rights in law or at equity for redress in the event of any alleged breach in this Agreement or the aforementioned agreements.

      12)USAS's attorney, Thomas J. Thomas, Esq., shall serve as Escrow
Agent ("Escrow Agent"), who shall receive the lO0,000 shares of USAS common stock from USAS at closing pursuant to Section 4 above. In the event that USAS chooses not to present the second edition of the All American Bowl and in the event that FAAB exercises its rights under section 4 above to reclaim ownership of its corporate name, "High School Football All American Bowl, Inc.," and its tradename, the "All American Bowl," and to return the 100,000 shares of USAS stock, the E~crow Agent shall upon written notice received from FAAB return the 100,000 shares of USAS common stock to USAS. Escrow Agent shall also deliver to FAAB a document transferring the rights of ownership to its corporate name, "High School Football All American Bowl, Inc." and its tradename the "All American Bowl" executed by USAS. In the event that USAS is prevented by circumstances beyond its control to present the second edition of the 1997 All American Bowl, then Escrow Agent shall deliver to USAS the lO0,OOO shares of USAS common stock and shall deliver to FAAB a document retransferring to FAAB the right to use its corporate names of "The High School Football All American Bowl, Inc." and the "All American Bowl". Upon the fulfillment by each party of its rights and duties herein and the expiration of all rights to terminate this Agreement, Escrow Agent shall deliver to FAAB the l00,000 shares of USAS stock. Escrow Agent shall have no responsibility except those expressly set forth in this Section 12. FAAB and USAS shall indemnify the Escrow Agent and save it harmless against any losses, costs, damages or expenses (including reasonable attorney's fees) suffered in the performance of its duties under this Agreement, except those losses, costs, damages, or expenses as a result of Escrow Agent "gross negligence Escrow Agent may rely upon any certificate, statement, request, consent or agreement made or signed on behalf of the parties hereto which Escrow Agent believes to be genuine and to have been made or signed by a proper person or persons. Escrow Agent shall be entitled to consult with legal counse1 and to rely on the advice of such counsel.

      13)Only USAS has the legal obligation to meet its duties and obligations set forth herein. No employee, officer, director or shareholder, including but not limited to David J. Panaia or Gerald V. Rergman, shall have any personal liability for any of USAS's duties and obligations herein, or any other document delivered or executed in connection herewith.

      14) Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties of USAS and FAAB made under or pursuant to this Agreement shall survive the Closing Date hereunder. In the case of a representation or warranty made by any party hereto which is not true when made, the period for which any such action against such party must be asserted shall expire only as provided by law.

      15)Nothing contained herein is intended to or shall be construed so as to limit the remedies which any party may have against any other in the event of a breach by any party of any representation, warranty or agreement made under or pursuant to this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

      16)This Agreement shall be binding upon and inure to the benefit of the parties named herein and to their respective successors and assigns. Neither this Agreement nor all or any part of USAS's rights, interests or obligations hereunder may be assigned by USAS without the consent of all other parties hereto. Neither this Agreement nor any of FAAB's rights, interests or obligations hereunder may be assigned by FAAB without USAS's prior written consent. This Agreement, however, shall be binding upon the parties and their heirs, successors, personal representatives, legatees, and assigns. All references to the personal representative of any party shall include, if the context permits or requires, any legatee, transferee, or assignee of such party or such party's estate, as the case may be, and such heir, assignee, legatee or transferee in the event of any party's death, shall succeed to the benefit and be bound by the obligations set forth in this Agreement with respect to such party or such personal representative. All Exhibits in this Agreement are incorporated into this Agreement as if fully rewritten herein; all reference to Exhibits wherein a legal document is contained shall be referenced to such legal document in substantially the same form and substance under the Agreement as set forth in such Exhibit.

     17) This Agreement shall be construed and interpreted according to the laws of the State of Florida. The sole venue for any and all actions, lawsuits, arbitration hearings, and other legal proceedings shall be Palm Beach County, Florida.

     18) FAAB shall pay all fees and expenses of FAAB's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby. USAS shall pay all fees and expenses of USAS's respective counsel, accountants and other experts and all other expenses incurred by USAS incident to the negotiation, preparation, execution of this Agreement and the consummation of the transaction contemplated hereby. USAS shall pay any and all sales and transfer taxes, fees, or documentary stamp taxes which may be levied on USAS by the State of Florida, or any other governmental agency as a result of the transactions contemplated by this Agreement.

     19) All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage repaid, and addressed as set forth below

(a) If to USAS: David J. Panaia, President of US Amateur Sports, Inc.
                P.O. Box 32044
                Palm Beach Gardens, FL 33420

 Copy to:       Thomas J. Thomas, Esquire
                14155 U.6. Highway One, Suite 304
                Juno Beach, Florida 33408

(b) If to FAAB: Dale Dougherty, President of High School Football
                All American Bowl, Inc.
                1 Admirals Court
                Palm Beach Gardens, Florida 33418

Any party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

      20)All publicity and announcements concerning the transaction contemplated hereby may be made solely in the discretion of USAS.

     21) The parties agree that it is impossible to measure a money damage which will accrue to a party hereto, or to the personal representative of a deceased party by reason of a failure to perform any of the obligations under this Agreement. If any party hereof or the personal representative of a deceased party will institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has or have an adequate remedy at law.

      22)The parties agree that they, their agents or their personal representatives will do any act or thing or will execute any or all documents necessary or proper to make effective the provisions of this Agreement, and to effectuate under the terms of this Agreement the closing and other requirements of this Agreement.

      23)FAAB, its officers, directors, shareholders, employees, or agents, individually or collectively, will not, at any time while this Agreement is in effect, nor may FAAB, its officers, directors, shareholders, employees or agents, for a period of three (3) years after the Closing Date:

      (a)directly or indirectly solicit or otherwise attempt to induce, by combining or conspiring with, or attempt to do so, or in any other manner, to influence in the first instance any employees, officers, directors, agents, consultants, representatives, contractors, suppliers, distributors, or other business contacts of USAS to terminate or modify their position as an employee, officer, director, agent, consultant, representative, contractor, supplier, distributor, or business contact with USAS or to compete against USAS;

      (b)directly or indirectly, as owner, officer, director, agent, lender, broker, consultant or representative of a corporation or as owner of any interest in, or as an agent, consultant, partner, affiliate or $n any other capacity whatsoever or representative of any other form of business association, sole proprietorship or partnership, be otherwise connected in any manner with the ownership, management, operation or control of or conduct a business in direct competition with USAS anywhere within the United States of America or solicit any customers, who are customers of USAS, for and in connection with a business which is in direct competition with USAS; and

      (c)In addition to, and not in limitation of, the other provisions hereof, FAAB will not in any manner interfere with, disturb, disrupt, decrease or otherwise jeopardize USAS or give to any person the benefit or advantage of USAS's methods of operation, advertising, publicity, training, business customers or accounts, or any other information considered proprietary by USAS.

     The foregoing covenants will not be deemed severable, and the invalidity of any covenant will not affect the validity or enforceability of any other covenants. USAS's failure to object to any conduct in violation of this
Section 23 wi11 not be deemed a waiver by USAS, but USAS may, if it wishes, specifically waive any part or all of those covenants to the extent that such waiver is set forth in writing and duly authorized by USAS's Board of Directors.

     FAAB acknowledges and confirms that the length of the term and geographical restrictions contained herein are fair and reasonable and not the result of overreaching, duress or coercion of any kind. FAAB further acknowledges and confirms that its full, uninhibited and faithful observance of each of the covenants contained in this Section 23 will not cause it any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained in this Section 23 will not impair its ability to obtain employment commensurate with its abilities and on terms fully acceptable to them or otherwise to obtain income required for the comfortable support of FAAB's shareholders and their families. FAAB acknowledges and confirms that its special knowledge of USAS would cause USAS serious injury and loss if they were to use such ability and knowledge to the benefit of a competitor or were to compete with USAS.

     In the event that any court holds that the time or territory or any other provision stated in this Section 23 constitutes an unreasonable restriction upon FAAB. FAAB expressly agrees that the provisions of this Agreement will not be rendered void, but will apply as to time and territory or to such other event as the court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

     FAAB acknowledges that the provisions contained in this Agreement are required for USAS's reasonable protection. FAAB agrees that in the event of its violation of any of the provision. of this Agreement, USAS will be entitled if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to the violation or to enforce the specific performance of this Agreement by FAAB or to enjoin FAAB from engaging in any activity in violation of this Agreement.

     The validity or unenforceability of any provision of this Section 23 will in no way affect the validity or enforceability of any other provision of this section, or any other provision of this Agreement.

     In the event USAS is determined to be the prevailing party in any legal action or other proceeding for the enforcement of Section 23 of this Agreement, the time for calculating the Term will not include the period of time commencing with the filing of legal action or other proceeding to enforce the terms of this Section 23 through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

      24)FAAB has received no representations or warranties from USAS, its employees, agents or attorneys in connection with USAS's common stock, the valuation, marketability or any other matter in connection with USAS's common stock, except as set forth in this Agreement.

      25)FAAB is acquiring USAS's common stock for FAAB's own account with the intention of holding the common stock with no present intention of dividing or allowing others to participate in the acquisition of the common stock or of reselling or otherwise participating, directly or indirectly, in a distribution of USAS's common stock, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless any exemption from registration is available under those laws, FAAB acknowledges that the certificates for the securities comprising USAS's common stock which FAAB will receive will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

     FAAB further acknowledges that a stop transfer order will be placed upon the certificates for USAS's common stock in accordance with the Act. FAAB further acknowledges that USAS is under no obligation to aid FAAB in obtaining any exemption from registration requirements nor is USAS under any obligation to register any of its stock with the Securities and Exchange Commission.

     FAAB further acknowledges that FAAB has received a preliminary prospectus dated November 7, l996 of USAS's initial public offering of 1,500,000 shares of its common stock, with fifty (50) shares per unit and at a price of $300.00 per unit.

FAAB has been given the opportunity to ask questions of, and receive answers from, USAS concerning the terms and conditions of USAS's common stock and to obtain such additional information, to the extent USAS possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as FAAB reasonably desires in order to evaluate USAS's common stock.

      26)The closing date of this agreement shall be November 12, 1996.

      27)USAS agrees not to sell and/or transfer the rights of the High
School Football All-American Bowl event and all necessary aspects (trade names, trademarks, etc...) for a period of three (3) years. Should USAS sell and/or transfer the rights of the High School Football All-American Bowl in less than three (3) years from the date of this Agreement, USAS will compensate FAAB as broken down in Exhibit "A", with twenty-five percent (25%) of the gross revenue ant/or benefit generated. Such compensation will be granted to FAAB by USAS on or before thirty (30) days following the sale or transfer of said rights. Any sale or transfer of the rights beyond the three year period, will result in FAAB only being compensated by USAS as dictated in this Agreement.

      28)USAS agrees to purchase the stock of two (2) individuals (Curt
Sannie and John Wittman of Exhibit "A") for the total of five-thousand dollars ($5,000). Each individual will receive twenty-five hundred dollars ($2,500) on or before August 1, 1997. Following the execution of the transfer of the stock back to USAS and the issuance of $2,500 to each individual, the individuals will no longer have any rights whatsoever to any future claim or compensation from the FAAB, USAS or any other merging entity.

                           EXHIBIT "A"

DALE DOUGHERTY                56,000      JOHN WITTMAN              1,000
1 ADMIRALS COURT                          395 HILLSIDE DR.
PALM BEACH GARDENS, FL 33418              BLOOMSBURG, PA 17815
(561) 776-0803                            (717) 387-5267

DOUGLAS DOUGHERTY             20,000      DAVE YESSEN               1,000
3511 CHERRY CIRCLE                        94 OAKWOOD VILLAGE #5
SCHNECKSVILLE, PA 18037                   FLANDERS, NJ 07836
(610) 799-3084                            (201) 927-0563

DANIEL DOUGHERTY               4,000      JOHN KOCON                  500
317 1/2 JEROME STREET                     14 S. HALSTEAD STREET
ALLENTOWN, PA 18103                       ALLENTOWN, PA 18103
(610) 433-1804                            (610) 437-2018

DONALD DOUGHERTY               4,000
17 S. HALSTEAD ST.
ALLENTOWN, PA 18103
(610) 433-2586

JAMES SWOPE                    4,000
164 WASHINGTON DR.
WARMINSTER, PA 18974
(215) 675-0540

TYRONE STOFFLET                4,000
2611 SPRING ST.
COPLAY, PA 18037
(610) 799-2793

VINCENT HERMAN                 2,000
975 LITTLE LEHIGH DR.
EMMAUS, PA 18049
(610) 967-4920

JEFF HESS                      1,500
2031 VIRGINIA ST.
ALLENTOWN, PA 18103
(610) 791-5137

CURT SANNIE                    1,000
2628 COLUMBIA ST.
ALLENTOWN, PA 18104
(610) 821-8S88

CHRIS COPE
411 S. 17TH ST.
ALLENTOWN, PA 18104
(610) 820-0970

Executed by the Parties on the date first written above.

HIGH SCHOOL FOOTBALL
ALL AMERICAN BOWL, INC.             US AMATEUR SPORTS, INC,

BY: ___________________________     BY:____________________________
BY: Dale Pougherty, President of       BY: David J. Panaia,
    High School Football All               President of
    American Bowl, Inc.                    US Amateur Sports, Inc.

STATE OF FLORIDA  )
COUNTY OF ________)

     The foregoing instrument was acknowledged before me this ___ day of ________, 199__, by David J. Panaia as President of US Amateur Sports, Inc. a Florida corporation on behalf of the corporation, who personally appeared before me, and (check one) ______ who is personally known to me (or, if not personally known to me) _____ who has produced__________________ as identification, and who did not take an oath.

NOTARY PUBLIC:

____________________________________
Sign above and Print Name
Here:_______________________________

My commission number, if any, is
____________________________________


STATE OF FLORIDA     )
COUNTY OF PALM BEACH )

     The foregoing instrument was acknowledged before me this ____ day of __________, 199__, by Dale Doughtery, President of the High School Football All American Bowl, Inc. a Pennsylvania corporation on behalf of the corporation who personally appeared before me, and (check one) ______ who is personally known to me (or, if not personally known to me)_____ who has produced ____________________________
as identification, and who did not take an oath.

NOTARY PUBLIC:

___________________________________
Sign above and Print Name
Here:______________________________

My commission number, if any, is
___________________________________